EXHIBIT 99

[LOGO}

FOR IMMEDIATE RELEASE

                                    Contact:    Richard Goodman
                                                Chief Financial Officer
                                                or
                                                Robert C. Weiner
                                                Director of Investor Relations
                                                both at (407) 532-1000

                       SUNTERRA CORPORATION REPORTS RECORD
                      SECOND QUARTER AND FIRST HALF RESULTS

      SECOND QUARTER REVENUES UP 27%, NET INCOME UP 39%, AND EPS UP 33%

ORLANDO, FLORIDA, AUGUST 4, 1999 - Sunterra Corporation (NYSE: OWN) today announced record financial performance for the second quarter and six months ended June 30, 1999.

      Second quarter 1999 net income increased by 39% to a record $13.5 million compared with net income of $9.7 million in the second quarter of 1998. Over the same period, diluted earnings per share rose 33%, to $0.36 per share from $0.27 per share. A 27% increase in revenues drove the record profitability. Revenues were $134.5 million in the second quarter of 1999, up from $106.3 million in the second quarter of 1998. EBITDA for the second quarter of 1999 increased by 24% to $38.8 million from $31.2 million in the second quarter of 1998.

      "Tomorrow has arrived today," said L. Steven Miller, Sunterra's president and CEO, "with these operating results confirming the success of Club Sunterra, our highly flexible points-based club model which we introduced and began rolling out in last year's fourth quarter. At 40% completion of our full rollout of the Club, our customers have embraced this product, and we are on track to complete the transition of virtually all our sales to point-based products by year-end. We can now move into the synergistic phase of compounding our revenue and profitability growth using our Club as a platform."

      "Specifically, as the benefits of operating our company through the Club compound over the balance of this year and into the new millennium, we will be able to capitalize on marketing the Club, our industry leading technology platforms and our internet reservation booking engine to the thousands of industry resorts, operating companies and vacation property management companies to affiliate with Club Sunterra," continued Miller. "This strategy will drive the continued growth of our substantial stream of recurring management, rental and fee revenues and should also result in synergies to reduce marketing costs and increase profitability in our core

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


Sunterra Corporation Reports Record 1999 Second Quarter and First Half Results August 4, 1999
Page 2


business. Currently, management fee and rental revenue and other income is the fastest growing segment of our business, generating $11.2 million in high margin revenue during the second quarter."

      "On the marketing front, we are also experiencing great success with our trial Encore vacation product. Our Encore programs generated a total of 4,275 transactions of trial vacations, an increase of 69% compared to 2,534 total transactions in the year-earlier period. Equally important, previous Encore trials resulted in $5.5 million of Vacation Interests sales in the second quarter, reflecting a 128% increase versus a year ago.

      "And we are continuing to innovate. We are announcing today, the formation of an exclusive partnership with Short Shopping, a division of Home Shopping Network, to market and sell Club Sunterra trial memberships and resort vacations to consumers. The innovative marketing partnership creates a new distribution channel for both the rental of condominium-style resort accommodations and trial programs in Club Sunterra. This is the first of a series of new affiliations which we will be announcing going forward".

      "Finally, I want to say that we are very excited to have recently added three senior executives to our team: Clay Gring, as Chief Operating Officer, who has a wealth of experience in our industry and was the primary driver of substantial growth while he was with Fairfield Communities; Bob Childs, Senior Vice President - Alliances, whom I know both from his excellent contributions made while he was with RCI and also while he was with Fairfield; and, our new treasurer, Bob Salterelli, who has an extensive background in treasury and finance functions."

      "Sunterra has built the best team in the industry, we have the best product, and we have the most advanced operating platform to capitalize on our exceptionally profitable history and continue our long-term growth," concluded Miller.

SECOND QUARTER RESULTS

      A 27% increase in Vacation Interests sales drove the 27% increase in total revenues for the second quarter. Vacation Interest sales reached $108.9 million, up from $86.1 million in the second quarter of 1998. About two-thirds of this increase was related to higher sales at resorts that also reported sales in the comparable year-earlier period and about one-third to resorts acquired or developed during the prior twelve months.

      In the second quarter of 1999, points-based sales accounted for 58% of total Vacation Interests sales, up from 48% in the first quarter of 1999. Our European, Sunterra Pacific and Japanese points-based clubs accounted for 30% of total Vacation Interests sales in the second quarter, as they did in the first quarter. However, points-based Club Sunterra sales substantially increased as a percentage of total Vacation Interest sales, growing from 18% of total sales in the first quarter of 1999 to 28% of total sales in the second quarter.

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

Sunterra Corporation Reports Record 1999 Second Quarter and First Half Results August 4, 1999
Page 3


      During the second quarter of 1999, Sunterra vacation owner families increased by 14,000 to 264,000 owner families. This is up 26% from 210,000 owner families at June 30, 1998. There were 89 resorts in network at the end of the second quarter of 1999, an increase of four resorts compared to 85 resorts at the end of year-earlier period.

      Resort Management, Rental Fees and Other Income totaled $11.2 million in the second quarter, up 50% from the second quarter of 1998. The significant increase reflected substantial increases in rental income, higher resort management income due to a larger base of managed resorts, and an increase in commissions from the UK financial institution that directly finances consumers' purchases of vacation interests in Europe.

      EBITDA for the second quarter of 1999 increased by 24% to $38.8 million from $31.2 million in the second quarter of 1998.

      Second quarter income in 1999 included a $1.3 million pretax gain ($0.02 per diluted share) on the sale of approximately $44 million in mortgages receivable. Excluding this gain, second quarter net income increased by 31% versus prior year and earnings per share were up 26% to $0.34 per diluted share. These sales are part of Sunterra's previously announced program of monetizing mortgages receivable each quarter through the use of off-balance sheet conduits, securitizations and other vehicles. As a result, net mortgages receivable at the end of the second quarter were $341.0 million, a decrease of $3.5 million versus the first quarter and a decrease of $31.7 million from the June 30, 1998 balance sheet figure.

      "The sales of our mortgages receivable and the associated gains are right in line with the financing strategy that we outlined at the beginning of this year, and we expect this to continue," commented Richard Goodman, Sunterra's Chief Financial Officer.

      "We are continuing our active program to monetize our mortgages receivables. As previously announced, at the beginning of May we completed the securitization of $100 million principal amount of our Vacation Ownership Receivables-Backed Notes. These were rated "AAA", "A" and "BBB" by Duff & Phelps, had an average interest rate of 6.66% and were without recourse to Sunterra. About 85% of these mortgage receivables were receivables that had been sold into our off-balance sheet Conduit Facility over the prior five months - and the securitization thus freed up capacity in that Conduit for the additional sales we made into the Conduit in the second quarter. In the second quarter we also used our Senior Bank line and another facility in order to convert our mortgages receivable into cash."



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
Sunterra Corporation Reports Record 1999 Second Quarter and First Half Results August 4, 1999
Page 4


      At June 30, 1999, consumer loans serviced by the Company in excess of 60 days past due totaled 6.9% as a percentage of gross mortgages receivable, up slightly from 6.7% in the comparable period of 1998. Net of inventory recoveries, these same percentages decrease to 4.7% and 4.5%, respectively. The Company increased its allowance for doubtful accounts, as a percentage of gross mortgages receivable, to 6.5% at June 30, 1999 up from 6.3% in the year-earlier period.

FIRST HALF RESULTS

For the first half of 1999 net income increased by 38% to a record $23.5 million compared with net income of $17.0 million in the first half of 1998. Over the same period, earnings per diluted share increased 34% to $0.63 from $0.47. Revenues increased by 27% to a record $248.8 million in the first half of 1999, up from $196.0 million in the first half of 1998.

      Financial results in the first half of 1999 included a $2.9 million pretax gain on the sale of $70 million in mortgages receivable. Excluding this gain, first half net income increased by 28% versus prior year and earnings per share were up 26% to $0.59 per diluted share.

      EBITDA for the first half of 1999 increased by 30% to $71.8 million from $55.2 million in the first half of 1998.

      Sunterra Corporation is the largest international owner and manager of vacation ownership resorts, with 89 resort locations around the world and more than 264,000 owner families. In addition, Sunterra manages 19 condominium and other resorts in Hawaii. The Company's operations consist of (i) marketing and selling vacation interests, (ii) developing, acquiring and operating vacation ownership resorts, (iii) financing customers' purchases and (iv) providing resort rental, management and maintenance services.

      This release contains forward-looking statements, which include Sunterra's expansion plans, future prospects, forecasts and other statements of expectations. Although management believes these statements are based on reasonable assumptions, actual results may differ materially from those expressed in any of our forward looking statements due to, among other things, factors related to the timing and terms of future acquisitions and the introduction of Club Sunterra, mortgages receivable financing, integration of acquired operating companies and resort properties and other factors identified in Sunterra's filings with the Securities and Exchange Commission, including those set forth in Parts I and II of Sunterra's Annual Report on Form 10-K for the year ended December 31, 1998 and in Sunterra's current reports on Forms 10-Q and Forms 8-K filed during 1999.

                           - FINANCIAL TABLES FOLLOW -

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                      SUNTERRA CORPORATION
               CONSOLIDATED STATEMENTS OF INCOME
                       THREE MONTHS ENDED
                  ($ IN THOUSANDS, UNAUDITED)

                                                              JUNE 30,
                                                       ---------------------
                                                         1999          1998
                                                       --------      --------
REVENUES:
---------
Vacation Interests sales                              $ 108,867    $  86,055
Interest income                                          13,055       12,696
Gain on sale of receivables                               1,343           --
Resort management, rental fees and other income          11,237        7,500
                                                      ---------    ---------
     TOTAL REVENUES                                     134,502      106,251
                                                      =========    =========

COSTS AND OPERATING EXPENSES:
-----------------------------
Vacation Interests cost of sales                         27,453       20,181
Advertising, sales and marketing                         49,483       38,650
Loan portfolio:
     Provision for doubtful accounts                      2,688        3,860
     Other expenses                                       1,189        1,087
General and administrative                               16,841       11,874
Depreciation and amortization                             3,216        2,558
                                                      ---------    ---------
     Total costs and operating expenses                 100,870       78,210
                                                      =========    =========

INCOME FROM OPERATIONS                                   33,632       28,041

Interest expense                                         12,210       11,763
Minority interest in profits of consolidated
 limited partnerships                                       (51)          --
Equity (gain)/loss on investment in joint ventures         (631)         210
                                                      ---------    ---------

INCOME BEFORE PROVISION FOR TAXES                        22,104       16,068
Provision for income taxes                                8,621        6,266
                                                        -------      -------
Net income before non-recurring item                     13,483        9,802
Extraordinary item, net of taxes                             --          129
                                                      ---------    ---------
NET INCOME                                             $ 13,483     $  9,673
                                                      =========    =========
NET INCOME-DILUTED                                     $ 14,693     $  9,673
                                                      =========    =========
SHARES OUTSTANDING:
-------------------
     Basic                                               35,920       35,885
     Diluted                                             40,943       36,448

EARNINGS PER SHARE:
-------------------
     Basic                                               $0.38        $0.27
     Diluted                                             $0.36        $0.27

                      SUNTERRA CORPORATION
               CONSOLIDATED STATEMENTS OF INCOME
                        SIX MONTHS ENDED
                  ($ IN THOUSANDS, UNAUDITED)

                                                              JUNE 30,
                                                       ---------------------
                                                         1999         1998
                                                       --------     --------
REVENUES:
---------
Vacation Interests sales                               $201,428     $157,542
Interest income                                          24,394       24,771
Gain on sale of receivables                               2,940           --
Resort management, rental fees and other income          20,025       13,687
                                                      ---------    ---------

     TOTAL REVENUES                                     248,787      196,000
                                                      ---------    ---------

COSTS AND OPERATING EXPENSES:
-----------------------------
Vacation Interests cost of sales                         49,905       37,637
Advertising, sales and marketing                         92,153       72,377
Loan portfolio:
     Provision for doubtful accounts                      4,978        6,160
     Other expenses                                       2,086        2,203
General and administrative                               31,891       24,065
Depreciation and amortization                             6,629        4,656
                                                      ---------    ---------
     Total costs and operating expenses                 187,642      147,098
                                                      ---------    ---------


INCOME FROM OPERATIONS                                   61,145       48,902

Interest expense                                         24,300       20,928
Minority interest in profits of consolidated
 limited partnerships                                       (61)          --
Equity (gain)/loss on investment in joint ventures       (1,644)        (31)
                                                      ---------    ---------


INCOME BEFORE PROVISION FOR TAXES                        38,550       28,005
Provision for income taxes                               15,035       10,922
                                                      ---------    ---------

Net income before non-recurring item                     23,515       17,083
Extraordinary item, net of taxes                             --          129
                                                      ---------    ---------

NET INCOME                                             $ 23,515     $ 16,954
                                                      =========    =========
NET INCOME - DILUTED                                   $ 25,935     $ 16,954
                                                      =========    =========
SHARES OUTSTANDING:
-------------------
     Basic                                               35,914       35,880
     Diluted                                             40,994       36,580

EARNINGS PER SHARE:
-------------------
     Basic                                                $0.65        $0.47
     Diluted                                              $0.63        $0.47

                      SUNTERRA CORPORATION
                  CONSOLIDATED BALANCE SHEETS
                        ($ IN THOUSANDS)


                                       JUNE 30,         DECEMBER 31,
                                        1999                1998
                                    -------------       ------------
                                     (unaudited)
ASSETS:
-------
Cash and cash equivalents           $   11,618          $   28,250
Cash in escrow                          37,973              25,951
Mortgages receivable, net              341,001             335,982
Other receivables, net                  97,058              76,574
Prepaid expense and other assets        26,775              22,031
Investment in joint ventures            22,274              17,876
Real estate and development costs      348,484             336,620
Property and equipment, net            105,507              81,125
Intangible assets, net                  95,223              96,723
                                     ---------           ---------
TOTAL ASSETS                        $1,085,913          $1,021,132
                                     =========           =========

LIABILITIES AND EQUITY:
-----------------------
Accounts payable                    $   27,801          $   21,864
Accrued liabilities                     80,242              80,242
Income taxes payable                    14,946               9,240
Deferred taxes                          33,710              30,984
Notes payable                          659,226             627,089
                                     ---------           ---------
TOTAL LIABILITIES                      815,925             769,419
                                     ---------           ---------

Stockholders' equity                   269,988             251,713
                                     ---------           ---------

TOTAL LIABILITIES AND EQUITY        $1,085,913          $1,021,132
                                     =========           =========

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